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                                                                   EXHIBIT 11(a)


           NATIONAL CONVENIENCE STORES INCORPORATED AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


                                                                                    Three Months Ended
                                                                                         March 31,
                                                                             -------------------------------
                                                                                 1995               1994
                                                                             -----------         -----------
Primary Earnings (Loss) Per Share
- ---------------------------------

Net Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  (596,000)        $(1,527,000)
                                                                             ===========         ===========

Average Common and Common Stock Equivalents:
   Average shares outstanding   . . . . . . . . . . . . . . . . . . .          6,050,000           6,011,000
   Common stock equivalents - assumed exercise of options (1)   . . .                -                   -
                                                                             -----------         -----------
      Average Common and Common Stock Equivalents   . . . . . . . . .          6,050,000           6,011,000
                                                                             ===========         ===========

Primary Loss Per Share  . . . . . . . . . . . . . . . . . . . . . . .        $     (0.10)        $     (0.25)
                                                                             ===========         ===========



Fully Diluted Earnings (Loss) Per Share
- ---------------------------------------

Net Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  (596,000)        $(1,527,000)
                                                                             ===========         ===========

Average Common and Common Stock Equivalents:
   Average shares outstanding   . . . . . . . . . . . . . . . . . . .          6,050,000           6,011,000
   Common stock equivalents - assumed exercise of options (1) . . . .               -                   -
                                                                             -----------         -----------
     Average Common and Common Stock Equivalents  . . . . . . . . . .          6,050,000           6,011,000
                                                                             ===========         ===========


Fully Diluted Loss Per Share  . . . . . . . . . . . . . . . . . . . .        $     (0.10)        $     (0.25)
                                                                             ===========         ===========



(1) Common stock equivalents were antidilutive for the three month periods ended March 31, 1995 and 1994.





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